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                                                                           10.10

                          DIRECTOR NOMINATION AGREEMENT


                  This DIRECTOR NOMINATION AGREEMENT, dated as of June ___, 1999, (this "Agreement") is between AMERICAN NATIONAL CAN GROUP, INC., a Delaware corporation ("ANC Group"), and PECHINEY, a corporation (societe anonyme) organized and existing under the laws of the Republic of France ("Pechiney").

                  WHEREAS, in connection with an initial public offering ("IPO") by Pechiney of the common stock of ANC Group, Pechiney and ANC Group wish to provide Pechiney with the opportunity following the IPO to nominate directors to the board of directors of ANC Group (the "Board") upon the terms of this Agreement;

                  WHEREAS, as of the date of this Agreement, the Board consists of thirteen (13) directors, divided into three (3) classes;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                  SECTION 1. Nomination of Directors. ANC Group and Pechiney agree that, so long as Pechiney owns not less than twenty percent (20%) of the outstanding voting common stock of ANC Group, Pechiney shall be entitled to nominate four (4) individuals to the Board, in accordance with, and subject to, the following procedures and limitations:

                  (a) As long as the Board is divided into three classes, Pechiney shall be entitled to nominate, subject to the notice procedures set forth in the by-laws of ANC Group in effect from time to time (the "By-Laws"), two (2) individuals to Class I of the Board and one (1) individual for each of Class II and Class III of the Board, in each case, at the special or annual meeting where the nomination and election of such directors is properly brought before such meeting.

                  (b) In the event of any increase or decrease in the authorized number of directors on the Board, Pechiney will be entitled to nominate a number of individuals equal to the product of (i) the total number of directors constituting the Board immediately following such increase or decrease and (ii) 4/13, in each case rounded up or down to the nearest whole number. As long as the Board is divided into three classes, Pechiney's right to nominate individuals should apply, (i) in respect of any newly created directorships, to those classes whose terms of office are to expire at the latest date following such increase, or (ii) in respect of any newly eliminated



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directorships, to those classes whose terms of office are to expire at the earliest dates following such decrease.

                  (c) In the event a vacancy is created on the Board at any time by death, disability, retirement, resignation or removal (in accordance with the then current By-laws of ANC Group) of any director that was a Pechiney nominee, Pechiney shall have the right to designate a replacement director to fill such vacancy. ANC Group agrees to take all necessary action to cause the election of such replacement director to the Board.

                  SECTION 2. Covenant to Not Oppose. ANC Group agrees and covenants that it will not oppose the nominations made by Pechiney pursuant to this Agreement.

                  SECTION 3. No Conflict. Nothing in this Agreement shall be construed in a manner which conflicts with any provisions of the By-laws in effect as of the date hereof.

                  SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

                  SECTION 5. Arbitration. (a) Any controversy, claim or dispute arising out of or in connection with this Agreement or the breach, termination, enforceability or validity hereof, including without limitation the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 5, shall be fully and finally determined exclusively by binding arbitration in accordance with the rules of the International Chamber of Commerce (the "ICC Rules"). The seat of the arbitration shall be the Paris, France. The arbitral tribunal shall be comprised of three arbitrators appointed in accordance with the ICC Rules.

                  (b) No provision of, nor the exercise of any rights under, this Section 5 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the County of New York, State of New York (which shall have exclusive jurisdiction for purposes of this Section 5(b)) before, during or after the pendency of any arbitration, solely for the purpose of seeking provisional remedies in aid of the arbitration, including, but not limited to, injunctive relief, in accordance with the ICC Rules. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

                  (c) Judgment upon any award rendered during arbitration may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the of County of New York, State of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.




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                  (d) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees.

                  SECTION 6. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 7. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

                  SECTION 8. Assignment. This Agreement or any rights or obligations arising hereunder may not be assigned by operation of law or otherwise without the express written consent of ANC and Pechiney (which consent may be granted or withheld in the sole discretion of ANC and Pechiney).

                  SECTION 9. Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  SECTION 10. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.




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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                                        PECHINEY


                                        By:
                                           -------------------------------------
                                         Name:
                                         Title:



                                        AMERICAN NATIONAL CAN GROUP, INC.


                                        By:
                                           -------------------------------------
                                         Name:
                                         Title: